SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2004

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Bank Plaza, Wheeling, WV 26003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

ITEM 5. Other Events
WesBanco, Inc. announced on February 19, 2004, that its Board of Directors approved an increase in the quarterly cash dividends to be paid to its shareholders, increasing the quarterly cash dividend to $.25 per common share. A copy of the News Release containing the announcement is attached as Exhibit 99.1 to this report.

WesBanco, Inc. announced on February 26, 2004, that its Board of Directors has elected Vaughn L. Kiger and Robert E. Kirkbride to the holding company board at their February meeting.  A copy of the News Release containing the announcement is attached as Exhibit 99.2 to this report.

ITEM 7. Financial Statements and Exhibits
(c) Exhibits
                    99.1 - Press Release issued by WesBanco, Inc., dated February 19, 2004.
        99.2 - Press Release issued by WesBanco, Inc., dated February 26, 2004.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

February 26, 2004	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer